Exhibit 10.1

Note Purchase Agreement

This Note Purchase Agreement (this “Agreement”), dated as of December 15, 2023, is entered into by and between CXApp Inc., a Delaware corporation (“Company”), and Streeterville Capital, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”).

A. Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, a Promissory Note, in the form attached hereto as Exhibit A (the “Note”), in the original principal amount of $3,885,000.00 (the “Initial Principal Amount”).

C. This Agreement, the Note, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Note.

1.1. Purchase of Note. Company shall issue and sell to Investor and Investor shall purchase from Company the Note. In consideration thereof, Investor shall pay the Purchase Price (as defined below) to Company.

1.2. Form of Payment. On the Closing Date (as defined below), Investor shall pay the Purchase Price to Company via wire transfer of immediately available funds against delivery of the Note.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be December 15, 2023, or such other mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of signed .pdf documents, but shall be deemed for all purposes to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

1.4. Collateral for the Note. The Note shall not be secured.

1.5. Original Issue Discount; Transaction Expense Amount. The Note carries an original issue discount of $870,000.00 (the “OID”). In addition, Company agrees to pay $15,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Note (the “Transaction Expense Amount”), all of which amount is included in the initial original principal amount of the Note. The “Purchase Price”, therefore, shall be $3,000,000.00, computed as follows: the Initial Principal Amount, less the OID, less the Transaction Expense Amount.

2. Investor’s Representations and Warranties. Investor represents and warrants to Company that as of the date hereof:

2.1. Organization; Authority. Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

2.2. No Public Sale or Distribution. Investor is acquiring the Note for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, Investor does not agree, or make any representation or warranty, to hold the Note for any minimum or other specific term and reserves the right to dispose of the Note at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute the Note in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

2.3. Accredited Investor Status. Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

2.4. Reliance on Exemptions. Investor understands that the Note is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Company is relying in part upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Note.

2.5. Information. Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Company and materials relating to the offer and sale of the Note that have been requested by Investor. Investor and its advisors, if any, have been afforded the opportunity to ask questions of Company. Neither such inquiries nor any other due diligence investigations conducted by Investor or its advisors, if any, or its representatives shall modify, amend or affect Investor’s right to rely on Company’s representations and warranties contained herein. Investor understands that its investment in the Note involves a high degree of risk. Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Note.

2.6. No Governmental Review. Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Note or the fairness or suitability of the investment in the Note nor have such authorities passed upon or endorsed the merits of the offering of the Note.

2.7. Registration. Investor understands that the Note has not been and is not being registered under the 1933 Act or any state securities laws. Investor further understands and acknowledges that Company will not be obligated in the future to register the Note under the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), or under any state securities laws and that Company has not made or is making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the 1933 Act or any applicable state securities laws for the resale, pledge or other transfer of the Note.

2.8. Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Investor and shall constitute the legal, valid and binding obligations of Investor enforceable against Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

2.9. No Conflicts. The execution, delivery and performance by Investor of this Agreement and the consummation by Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Investor is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Investor, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Investor to perform its obligations hereunder.

3. Company’s Representations and Warranties. Company represents and warrants to Investor that as of the date hereof: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its shares of common stock, $0.0001 par value per share (the “Common Stock”), under Section 12(b) of the 1934 Act, and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) this Agreement, the Note, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (vi) the execution and delivery of the Transaction Documents by Company, the issuance of the Note in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Stock, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Note to Investor or the entering into any of the Transaction Documents that has not been obtained; (viii) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) other than as disclosed in Company’s filings with the SEC, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents; (xi) Company has not consummated any material financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; (xii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xiii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiv) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (xv) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xvi) Company acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 8.3 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; (xvii) Company acknowledges that Investor is not registered as a ‘dealer’ under the 1934 Act; and (xviii) Company has performed due diligence and background research on Investor and its affiliates and has received and reviewed the due diligence packet provided by Investor. Company, being aware of the matters and legal issues described in subsections (xvii) and (xviii) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information or legal theory as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify, reduce, rescind or void such obligations.

4. Company Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants: (i) so long as Investor beneficially owns the Note, Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the Common Stock shall be listed or quoted for trading on NYSE or NASDAQ; (iii) trading in Company’s Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market for a period of five (5) consecutive Trading Days (as defined in the Note); (iv) Company will not, to the best of its knowledge after due inquiry, enter into any kind of financing transaction with John Kirkland or any entity affiliated with or controlled by John Kirkland without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; (v) Company will not make any Restricted Issuance (as defined below) without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; and (vi) Company shall not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company for a period of more than sixty (60) days: (a) from entering into a variable rate transaction with Investor or any affiliate of Investor, or (b) from issuing Common Stock, preferred stock, warrants, convertible notes, other debt securities, or any other Company securities to Investor or any affiliate of Investor. For purposes hereof, the term “Restricted Issuance” means the issuance, incurrence or guaranty of any debt obligations other than trade payables in the ordinary course of business, or the issuance of any securities that (1) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Stock, (2) are or may become convertible into Common Stock (including without limitation convertible debt, warrants or convertible preferred shares), with a conversion price that varies with the market price of the Common Stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition; or (3) have a fixed conversion price, exercise price or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security (A) due to a change in the market price of Company’s Common Stock since the date of the initial issuance or (B) upon the occurrence of specified or contingent events directly or indirectly related to the business of Company. For the avoidance of doubt, the issuance of Common Stock under, pursuant to, in exchange for or in connection with any contract or instrument, whether convertible or not, is deemed a Restricted Issuance for purposes hereof if the number of shares of Common Stock to be issued is based upon or related in any way to the market price of the Common Stock, including, but not limited to, Common Stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. For the further avoidance of doubt, the term Restricted Issuance does not include ATMs (as defined below), commercial bank loans or accounts receivable factoring agreements, lines of credit (not including equity lines of credit), public offerings with no variable price components, warrants with no price resets and leases. For purposes hereof, the term “ATM” means a continuous primary offering, whereby Company, with the help of a FINRA-registered broker-dealer as an agent, sells newly issued equity securities, registered off a shelf-registration statement, into a securities exchange at prevailing market prices.

5. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Note to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

5.1. Investor shall have executed this Agreement and delivered the same to Company.

5.2. Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

6. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Note at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1. Company shall have executed this Agreement and the Note and delivered the same to Investor.

6.2. Company shall have delivered to Investor a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit B evidencing Company’s approval of the Transaction Documents.

6.3. Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

7. Participation Right. Beginning on the Closing Date and ending on the date the Note is paid in full, Company hereby grants to Investor a participation right, whereby Investor shall have the right to participate at Investor’s discretion in up to ten percent (10%) of the amount sold in any Restricted Issuance (the “Participation Right”). Within two (2) Trading Days following the consummation of a Restricted Issuance, Company will provide Investor with written notice of the consummation of such Restricted Issuance, along with copies of the transaction documents. Investor will then have up to five (5) calendar days to elect to purchase up to ten percent (10%) of the amount of debt or equity securities issued in such transaction on the most favorable terms and conditions offered to any other purchaser of the same securities. The parties agree that in the event Company breaches its obligations with respect to the Participation Right, Investor’s sole and exclusive remedy shall be to receive, as liquidated damages, an amount equal to twenty percent (20%) of the amount Investor would have been entitled to invest under the Participation Right. For the avoidance of doubt, Company’s breach of its obligations with respect to the Participation Right will not be considered a Event of Default (as defined in the Note) under the Note.

8. Miscellaneous. The provisions set forth in this Section 9 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 9 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

8.1. Certain Capitalized Terms. To the extent any capitalized term used in any Transaction Document is defined in any other Transaction Document (as noted therein), such capitalized term shall remain applicable in the Transaction Document in which it is so used even if the other Transaction Document (wherein such term is defined) has been released, satisfied, or is otherwise cancelled or terminated.

8.2. Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit C) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in Exhibit C attached hereto (the “Arbitration Provisions”). For the avoidance of doubt, the parties agree that the injunction described in Section 8.4 below may be pursued in an arbitration that is separate and apart from any other arbitration regarding other Claims arising under the Transaction Documents. The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

8.3. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents (and notwithstanding the terms (specifically including any governing law and venue terms) of any transfer agent services agreement or other agreement between the Company’s transfer agent (the “Transfer Agent”) and Company, such litigation specifically includes, without limitation any action between or involving Company and the Transfer Agent or otherwise related to Investor in any way (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing shares of Common Stock to Investor for any reason)), each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing shares of Common Stock to Investor for any reason) outside of any state or federal court sitting in Salt Lake County, Utah, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Finally, Company covenants and agrees to name Investor as a party in interest in, and provide written notice to Investor in accordance with Section 8.12 below prior to bringing or filing, any action (including without limitation any filing or action against any person or entity that is not a party to this Agreement, including without limitation the Transfer Agent) that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, including without limitation any action brought by Company to enjoin or prevent the issuance of any shares of Common Stock to Investor by the Transfer Agent, and further agrees to timely name Investor as a party to any such action. Company acknowledges that the governing law and venue provisions set forth in this Section 8.3 are material terms to induce Investor to enter into the Transaction Documents and that but for Company’s agreements set forth in this Section 8.3 Investor would not have entered into the Transaction Documents.

8.4. Specific Performance. Company acknowledges and agrees Investor may suffer irreparable harm in the event that Company fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to one or more injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which the Investor may be entitled under the Transaction Documents, at law or in equity. Company specifically agrees that following an Event of Default (as defined in the Note) under the Note, Investor shall have the right to seek and receive injunctive relief from a court or an arbitrator prohibiting Company from issuing any of its Common Stock or preferred stock to any party unless the Note is being paid in full simultaneously with such issuance. For the avoidance of doubt, in the event Investor seeks to obtain an injunction from a court or an arbitrator against Company or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Investor under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents, nor shall Investor’s pursuit of an injunction prevent Investor, under the doctrines of claim preclusion, issues preclusion, res judicata or other similar legal doctrines, from pursuing other Claims in the future in a separate arbitration.

8.5. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.6. Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Company’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

8.7. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

8.8. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

8.9. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

8.10. No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Company or any of its officers, directors, representatives, agents or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

8.11. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

8.12. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

CXApp Inc.

Attn: Khurram Sheikh

Four Palo Alto Square, Suite 200

3000 El Camino Real

Palo Alto, California 94306

khurram@cxapp.com

If to Investor:

Streeterville Capital, LLC

Attn: John Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

jfife@chicagoventure.com

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

jhansen@hbaa.law

8.13. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

8.14. Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

8.15. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.16. Investor’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient. The parties acknowledge and agree that upon Company’s failure to comply with the provisions of the Transaction Documents, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, Investor’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under the Note and the other Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages. The parties agree that such liquidated damages are a reasonable estimate of Investor’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.

8.17. Attorneys’ Fees and Cost of Collection. In the event any suit, action or arbitration is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

8.18. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

8.19. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

8.20. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

8.21. No Changes; Signature Pages. Company, as well as the person signing each Transaction Document on behalf of Company, represents and warrants to Investor that it has not made any changes to this Agreement or any other Transaction Document except those that have been conspicuously disclosed to Investor in a “redline” or similar draft of the applicable Transaction Document, which clearly marks all changes Company has made to the applicable Transaction Document. Moreover, the versions of the Transaction Documents signed by Company are the same versions Investor delivered to Company as being the “final” versions of the Transaction Documents and Company represents and warrants that it has not made any changes to such “final” versions of the Transaction Documents and that the versions Company signed are the same versions Investor delivered to it. In the event Company has made any changes to any Transaction Document that are not conspicuously disclosed to Investor in a “redline” or similar draft of the applicable Transaction Document and that have not been explicitly accepted and agreed upon by Investor, Company acknowledges and agrees that any such changes shall not be considered part of the final document set. Finally, and in furtherance of the foregoing, Company agrees and authorizes Investor to compile the “final” versions of the Transaction Documents, which shall consist of Company’s executed signature pages for all Transaction Documents being applied to the last set of the Transaction Documents that Investor delivered to Company, and Company agrees that such versions of the Transaction Documents that have been collated by Investor shall be deemed to be the final versions of the Transaction Documents for all purposes.

8.22. Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

SUBSCRIPTION AMOUNT:

Principal Amount of Note:	$3,885,000.00

Purchase Price:	$3,000,000.00

INVESTOR:

Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

CXApp Inc.

By:	/s/ Khurram P. Sheikh
Printed Name:	Khurram P. Sheikh
Title:	Chairman & Chief Executive Officer

[Signature Page to Note Purchase Agreement]

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